Exhibit 99.1

FOR IMMEDIATE RELEASE

Alimera Sciences Announces Third Quarter 2022 Financial Results

•	Consolidated Net Product Revenue of $13.6 Million, up 11% vs. Third Quarter of 2021
o	Net Product Revenue Was Unfavorably Impacted by Approximately $800,000 in Foreign Currency Fluctuations
•	Excluding Fluctuations in Foreign Currency Exchange Rates, Consolidated Net Product Revenue Would Have Been $14.4 Million, up 18% vs. Third Quarter of 2021
•	Record Third Quarter U.S. Revenue and End User Demand up 27% vs. Third Quarter of 2021
•	Record International End User Demand up 27% vs. Third Quarter of 2021
•	Company Entered into Agreement for Radiation Retinopathy Trial with the DRCR Retina Network

ATLANTA, November 14,  2022 -- Alimera Sciences, Inc. (Nasdaq: ALIM) (“Alimera”), a global pharmaceutical company whose mission is to be invaluable to patients, physicians, and partners concerned with retinal health and maintaining better vision longer, today announced financial results for the third quarter of 2022. Alimera will host a conference call today at 9:00 a.m.  EST to discuss these results.

“The third quarter delivered another strong performance for ILUVIEN global end user demand with our U.S. Segment and our International Segment both up 27% over the same period a  year ago,” said Rick Eiswirth, Alimera’s President and Chief Executive Officer. “2022 has been a record performance for end user demand in both our U.S. and International Segments for the nine months ended September 30.  This has also been a very productive year for our geographic expansion strategy, as we obtained reimbursement in six European countries for our non-infectious uveitis indication,  driving strong performance in our French and Spanish markets specifically. We are also very excited to have announced our agreement to work with the DRCR Retina Network in evaluating ILUVIEN’s potential to reduce the incidence and recurrence of radiation retinopathy, another unmet need affecting the retina.”

Third Quarter 2022 Financial Results

Consolidated Net Revenue

Consolidated net revenue increased 11%  to approximately $13.6 million for Q3 2022 compared to $12.2 million for Q3 2021.  Fluctuations in foreign currency exchange rates since Q3 2021 have unfavorably impacted our Q3 2022 international revenue by approximately $800,000, due to the weakened Euro and British Pound Sterling over the past year. Excluding fluctuations in foreign currency exchange rates,  revenue increased by approximately 18%  over Q3 2021. Adjustments in net product revenue to exclude fluctuations in foreign currency exchange rates result in a non-GAAP financial measure. Please refer to the section of this press release entitled “Non-GAAP Financial Measures” and the table entitled “Reconciliation of GAAP Net Product Revenue to Non-GAAP Adjusted Net Product Revenue.”

U.S. Net Revenue

U.S. net product revenue increased 27% to approximately $8.9 million for Q3  2022 compared to $7.0 million for Q3 2021. The increase was primarily due to investment in our sales, marketing, scientific and medical programs, which drove greater utilization of ILUVIEN.  End user demand, which represents units purchased by physicians and pharmacies from our distributors, increased 27% to 1,061 units during Q3 2022, a record third quarter for our U.S. segment,  compared to 837 units during Q3 2021.

International Net Revenue

International net product revenue decreased by approximately $500,000, or approximately 10%, to approximately $4.7 million for Q3 2022, compared to approximately $5.2 million for Q3 2021. The decrease in international net product revenue among our direct and distributor markets in Europe was primarily the result of deteriorating foreign exchange rates for the Euro and British Pound Sterling, which had an unfavorable impact on our international revenue of approximately $800,000 in Q3 2022. Excluding fluctuations in foreign currency exchange rates,  revenue increased by approximately 6%  over Q3 2021. Other factors contributing to the decrease in international product revenue were lower sales in certain markets in Europe and the timing of orders from our international distributors, notwithstanding a 27% increase in end user demand from 1,018 units in Q3 2021 to 1,292 units in Q3 2022.

Operating Expenses

Total operating expenses were approximately $15.0 million for Q3 2022, compared to approximately $12.5 million for Q3 2021.

This increase was composed of a) cost increases in research, development and medical affairs associated with transfer of our inserter component manufacturing,  NEW DAY Study and travel,  b) added sales and marketing expense associated with the direct to patient marketing campaign and increased personnel costs, and c) increased general and administrative costs tied to a $560,000 recovery of VAT refunds in 2021 that did not recur in 2022.

Net Loss and Adjusted EBITDA

Net loss for Q3 2022 was $5.3 million, compared to a net loss of approximately $4.2 million for Q3 2021.

“Adjusted EBITDA,” a non-GAAP financial measure, was approximately $(2.5) million for Q3 2022, compared to Adjusted EBITDA of approximately $(1.1) million for Q3 2021.  For purposes of this press release, “Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation expenses, net unrealized gains and losses from foreign currency exchange transactions, losses on extinguishment of debt, severance expenses and change in fair value of warrant asset. Please refer to the section of this press release entitled “Non-GAAP Financial Measures” and the table entitled “Reconciliation of GAAP Net Income or Loss to Non-GAAP Adjusted EBITDA.”

Net Loss per Share

Basic and diluted net loss per share for Q3 2022 was approximately $(0.75) compared to basic and diluted net loss per share of $(0.60) for Q3 2021.

Cash and Cash Equivalents

On September 30,  2022, Alimera had cash and cash equivalents of approximately $5.5 million dollars, compared to $7.9 million in cash and cash equivalents on June 30, 2022.

ALIM Call Details - Q3 2022 Financial Results Conference Call

Conference Call to Be Held November 14, 2022

A live conference call will be hosted today November 14, 2022, at 9:00 a.m. EST  by Rick Eiswirth, president and chief executive officer, and Phil Jones, chief financial officer, to discuss Alimera’s financial results and provide an update on corporate developments.  Please refer to the information below for conference call dial-in information and webcast registration.

Conference date: Monday,  November 14, 2022, 9;00 a.m. EST
Conference dial-in: 844-839-2190

International dial-in: 412-317-9583

Conference Call Name: Alimera Sciences (Nasdaq: ALIM) Third Quarter 2022 Financial Results Conference Call
Conference Call Pre-registration: Participants are asked to pre-register for the call by navigating to: https://dpregister.com/sreg/10172804/f4f6c45000

Please note that registered participants will receive their dial-in number upon registration and will dial directly into the call without delay. All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Alimera Sciences call.

The conference call will also be available through a live webcast which is also available through the company’s website.

Live Webcast URL:

https://event.choruscall.com/mediaframe/webcast.html?webcastid=lcASYWZJ

A replay will be available on Alimera’s website, www.alimerasciences.com,  under “Investor Relations” one hour following the live call.

Conference Call replay: US Toll Free: 1-877-344-7529

International Toll: 1-412-317-0088

Canada Toll Free: 855-669-9658

Replay Access Code: 1728884

End Date: November 28,  2022

Webcast Replay End Date: February 14,  2023

About Alimera Sciences, Inc.

Alimera Sciences is a global pharmaceutical company whose mission is to be invaluable to patients, physicians and partners concerned with retinal health and maintaining better vision longer. For more information, please visit www.alimerasciences.com.

Non-GAAP Financial Measures

This press release contains a discussion of non-GAAP financial measures, as defined in Regulation G promulgated under the Securities Exchange Act of 1934, as amended. Alimera reports its financial results in compliance with GAAP but believes that the non-GAAP financial measures of Adjusted EBITDA and adjusted net product revenue to exclude fluctuations in foreign currency exchange rates provide useful information to investors regarding Alimera’s operating performance.  Alimera uses each of these non-GAAP financial measures in the management of its business. Accordingly, Adjusted EBITDA for the three months ended September 30,  2022 and 2021 has been presented in certain instances excluding items identified in the reconciliations provided in the table entitled “Reconciliation of GAAP Net Income or Loss to Non-GAAP Adjusted EBITDA.” GAAP net income or loss is the most directly comparable GAAP financial measure to Adjusted EBITDA.  Further, net product revenue has been adjusted to exclude fluctuations in foreign currency exchange rates for the three months ended September 30, 2022 and 2021. See the table entitled “Reconciliation of GAAP Net Product Revenue to Non-GAAP Adjusted Net Product Revenue.” GAAP net product revenue is the most directly comparable GAAP financial measure to adjusted net product revenue.

These non-GAAP financial measures, as presented, may not be comparable to similarly titled measures reported by other companies because not all companies calculate Adjusted EBITDA or adjust revenue for currency fluctuations in an identical manner. Therefore, these non-GAAP financial measures are not necessarily accurate measures of comparison between companies.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for guidance prepared in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements required by GAAP to be recorded in Alimera’s financial statements. In addition, these non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management in determining these non-GAAP financial measures.

Forward Looking Statements

The conference call in which executives of Alimera will discuss this press release may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements will be based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change these expectations, and could cause actual results to differ materially from those projected in these forward-looking statements.

Meaningful factors that could cause actual results to differ include, but are not limited to, uncertainties associated with (a) governmental orders and policies adopted by healthcare facilities to address the COVID-19 pandemic; (b) the possible resurgence of the pandemic in certain markets; (c) the effects of the emergence of COVID-19 variants that increase the transmissibility of the coronavirus, particularly if those variants are or become more deadly; (d) the success or failure of the continued vaccine campaigns in Alimera’s markets; and (e) whether and when Alimera’s international operations will return to their prior growth trajectory in certain key markets, particularly Germany; as well as the other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Alimera’s Annual Report on Form 10-K for the year ended December 31, 2021 and Alimera’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, which are on file with the SEC and are available on Alimera’s website and the SEC’s website at http://www.sec.gov. Additional factors will also be described in those sections of Alimera’s Quarterly Report on Form 10-Q for the third quarter of 2022 to be filed with the SEC today.

Alimera undertakes no obligation to publicly update or revise any of the forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as required by law. Therefore, you should not rely on these forward-looking statements as representing Alimera’s views as of any date after today.

For investor inquiries:                                         For media inquiries:

Scott Gordon                                                          Jules Abraham

for Alimera Sciences                                              for Alimera Sciences
scottg@coreir.com                                                 julesa@coreir.com

ALIMERA SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2022	2021
	(In thousands, except share and per share data)
CURRENT ASSETS:
Cash and cash equivalents	$5,514	$16,510
Restricted cash	28	34
Accounts receivable, net	19,142	19,128
Prepaid expenses and other current assets	3,290	3,809
Inventory	1,786	2,679
Total current assets	29,760	42,160
NON-CURRENT ASSETS:
Property and equipment, net	2,446	2,783
Right of use assets, net	1,424	1,710
Intangible asset, net	9,446	10,897
Deferred tax asset	118	137
Warrant asset	235	833
TOTAL ASSETS	$43,429	$58,520
CURRENT LIABILITIES:
Accounts payable	$8,706	$8,706
Accrued expenses	3,661	3,617
Notes payable	21,316	—
Finance lease obligations	327	269
Total current liabilities	34,010	12,592
NON-CURRENT LIABILITIES:
Notes payable, net of discount	22,492	43,080
Other non-current liabilities	5,005	5,453
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT:
Preferred stock:
Series A Convertible Preferred Stock	19,227	19,227
Common stock	70	69
Additional paid-in capital	378,005	377,229
Accumulated deficit	(411,608)	(397,281)
Accumulated other comprehensive loss	(3,772)	(1,849)
TOTAL STOCKHOLDERS’ DEFICIT	(18,078)	(2,605)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$43,429	$58,520

ALIMERA SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021

 (In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(In thousands, except share and per share data)
REVENUE:
PRODUCT REVENUE, NET	$13,598	$12,153	$40,100	$34,022
LICENSE REVENUE	—	—	—	11,048
NET REVENUE	13,598	12,153	40,100	45,070
COST OF GOODS SOLD, EXCLUDING DEPRECIATION AND AMORTIZATION	(2,006)	(1,689)	(5,852)	(5,064)
GROSS PROFIT	11,592	10,464	34,248	40,006
RESEARCH, DEVELOPMENT AND MEDICAL AFFAIRS EXPENSES	4,483	3,278	11,998	10,058
GENERAL AND ADMINISTRATIVE EXPENSES	3,352	2,808	9,537	9,577
SALES AND MARKETING EXPENSES	6,504	5,751	20,222	15,900
DEPRECIATION AND AMORTIZATION	664	649	2,023	1,920
OPERATING EXPENSES	15,003	12,486	43,780	37,455
LOSS FROM OPERATIONS	(3,411)	(2,022)	(9,532)	2,551
INTEREST EXPENSE AND OTHER	(1,500)	(1,360)	(4,247)	(4,050)
UNREALIZED FOREIGN CURRENCY (LOSS) GAIN, NET	(67)	142	79	323
GAIN ON EXTINGUISHMENT OF DEBT	—	—	—	1,792
CHANGE IN FAIR VALUE OF WARRANT ASSET	(267)	(1,112)	(598)	(411)
NET (LOSS) INCOME BEFORE TAXES	(5,245)	(4,352)	(14,298)	205
INCOME TAX (PROVISION) BENEFIT	(12)	169	(29)	(471)
NET LOSS	$(5,257)	$(4,183)	$(14,327)	$(266)
NET LOSS PER SHARE — Basic and Diluted	$(0.75)	$(0.60)	$(2.05)	$(0.04)
WEIGHTED AVERAGE SHARES OUTSTANDING — Basic and Diluted	6,996,575	6,924,174	6,995,695	6,480,952

RECONCILIATION OF GAAP MEASURES TO NON-GAAP ADJUSTED MEASURES

(in thousands)

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(unaudited)
GAAP NET LOSS	$(5,257)	$(4,183)	$(14,327)	$(266)
Adjustments to net loss:
Interest expense and other	1,500	1,360	4,247	4,050
Provision (benefit) for taxes	12	(169)	29	471
Depreciation and amortization	664	649	2,023	1,920
Stock-based compensation expenses	143	244	723	758
Unrealized foreign currency exchange loss (gain), net	67	(142)	(79)	(323)
Gain on extinguishment of debt	—	—	—	(1,792)
Change in fair value of warrant asset	267	1,112	598	411
Severance expenses	110	—	147	195
NON-GAAP ADJUSTED EBITDA	$(2,494)	$(1,129)	$(6,639)	$5,424

RECONCILIATION OF GAAP NET PRODUCT REVENUE TO NON-GAAP ADJUSTED NET PRODUCT REVENUE

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(unaudited)
GAAP NET PRODUCT REVENUE	$13,598	$12,153	$40,100	$34,022
Adjustment to net product revenue:
Foreign currency fluctuations, net	809	—	1,894	—
NON-GAAP ADJUSTED NET PRODUCT REVENUE	$14,407	$12,153	$41,994	$34,022